Exhibit 21

SUBSIDIARIES OF PERCEPTRON, INC.

The following seventeen companies are subsidiaries of Perceptron, Inc.

1.	Perceptron Europe B.V., a corporation organized under the laws of the Netherlands, is a wholly owned subsidiary of Perceptron, Inc.

2.	Perceptron (Europe) GmbH, a corporation organized under the laws of Germany, is a wholly owned subsidiary of Perceptron Europe B.V.

3.	Perceptron Global, Inc., a corporation organized under the laws of the State of Michigan, is a wholly owned subsidiary of Perceptron, Inc.

4.	Perceptron Software Technology, Inc., a corporation organized under the laws of the State of Michigan, is a wholly owned subsidiary of Perceptron, Inc.

5.	Coord3 Global, LLC, a limited liability company organized under the laws of the State of Michigan, is a wholly owned subsidiary of Perceptron, Inc.

6.	Perceptron Metrology UK Ltd., a corporation organized under the laws of the United Kingdom, is a wholly owned subsidiary of Perceptron, Inc.

7.	Next Metrology Software s.r.o., a corporation organized under the laws of the Czech Republic, is a wholly owned subsidiary of Perceptron, Inc.

8.	Perceptron EURL, a corporation organized under the laws of France, is a wholly owned subsidiary of Perceptron (Europe) GmbH.

9.	Perceptron Iberica, S.L., a corporation organized under the laws of Spain, is a wholly owned subsidiary of Perceptron (Europe) GmbH.

10.	Perceptron Slovensko s.r.o., a corporation organized under the laws of the Slovak Republic, is 99% owned by Perceptron (Europe) GmbH and 1% owned by Perceptron Europe B.V.

11.	Perceptron Asia Pte. Ltd., a corporation organized under the laws of Singapore, is a wholly owned subsidiary of Perceptron Global, Inc.

12.	Perceptron Trading (Shanghai) Co., Ltd., a corporation organized under the laws of China, is a wholly owned subsidiary of Perceptron Global, Inc.

13.	Perceptron do Brasil Ltda., a limited liability company organized under the laws of Brazil, is 99.99% owned by Perceptron Global, Inc. and .01% owned by Perceptron Europe B.V.

14.	Perceptron Non Contact Metrology Solutions Pvt Ltd., a corporation organized under the laws of India, is 99.99% owned by Perceptron Global, Inc.

15.	Perceptron Asia Pacific Ltd., a corporation organized under the laws of Japan, is a wholly owned subsidiary of Perceptron Asia Pte. Ltd.

16.	Perceptron Italia, s.r.l, a corporation organized under the laws of Italy, is a wholly owned subsidiary of Coord3 Global, LLC.

17.	Coord3 s.r.l, a corporation organized under the laws of Italy, is a wholly owned subsidiary of Coord3 Global, LLC.